UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 12, 2012

WESTMORELAND COAL COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	001-11155	23-1128670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9540 South Maroon Circle, Suite 200, Englewood, CO	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 922-6463

_______________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Operating Officer

On March 13, 2012, Westmoreland Coal Company (the “Company”) issued a press release announcing that on March 12, 2012, the Board of Directors appointed Robert P. King as President and Chief Operating Officer of the Company, effective March 26, 2012. Mr. King, age 59, most recently served as Executive Vice President – Business Advancement and Support Services of CONSOL Energy, Inc. and CNX Gas since January 2009. Mr. King served as Senior Vice President – Administration from February 2007 until January 2009. Prior to joining CONSOL in 2006, he held numerous positions with Interwest Mining Company, a subsidiary of PacifiCorp, beginning in November 1990, including Vice President – Operations and Engineering and General Manager at Centralia Mining Company.

The Company has agreed to pay Mr. King an annual base salary of $425,000. In addition, Mr. King will participate in the Company’s annual incentive plan with a target annual bonus opportunity of 100% of annual base salary. Mr. King will also participate in the long-term incentive plan with a target of 100% of base salary. The Company’s Compensation and Benefits Committee approved a one-time equity award under the Amended and Restated 2007 Equity Incentive Plan to Mr. King of 25,000 shares of common stock, to be issued on March 26, 2012, along with a signing bonus of $100,000, with 50% payable on March 26, 2012 and 50% payable after 12 months of employment with the Company. Our executive officers, including Mr. King, are at-will employees and do not have employment agreements.

There is no arrangement or understanding between Mr. King and any other person pursuant to which he was selected as an officer of the Company. Mr. King has no family relationship (within the meaning of Item 401(d) of Regulation S-K) with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. There has been no transaction since the beginning of the Company’s last fiscal year, and there is no currently proposed transaction, in excess of $120,000 in which the Company is or was a participant and in which Mr. King or any of his immediate family members (within the meaning of Item 404 of Regulation S-K) had or will have a direct or indirect material interest.

Change in Title

Effective as of March 26, 2012, Keith E. Alessi, the Company’s current Chief Executive Officer and President, who has been with the Company since 2007, will continue in the role of Chief Executive Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: March 13, 2012	By:	/s/ Kevin Paprzycki
Kevin Paprzycki Chief Financial Officer and Treasurer